UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

Next Bridge Hydrocarbons, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction
of incorporation)

333-266143	87-2538731
(Commission File Number)	(IRS Employer Identification No.)

500 W. Texas Ave., Suite 890 Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 684-0018
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2026, Next Bridge Hydrocarbons, Inc., a Nevada corporation (the “Company”) filed with the Nevada Secretary of State a Certificate of Correction (the “Certificate of Correction”) to the Certificate of Designation of Series A Redeemable Preferred Stock (the “Certificate of Designation”) to correctly include the resolutions of the Board of Directors of the Company authorizing the designation of such shares by modifying part 6 of the Certificate of Designation.

The foregoing description of the Certificate of Correction does not purport to be complete and is qualified in its entirety by reference to the Certificate of Correction, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Correction of the Certificate of Designation of Series A Redeemable Preferred Stock, filed January 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT BRIDGE HYDROCARBONS, INC.

Date: January 23, 2026	By:	/s/ Gregory McCabe
		Name:	Gregory McCabe
		Title:	Chairman and Chief Executive Officer